Exhibit 10.21
EIGHTH MODIFICATION TO
CREDIT AGREEMENT (RESTATED) AND PROMISSORY NOTE
THIS EIGHTH MODIFICATION TO CREDIT AGREEMENT (RESTATED) AND PROMISSORY NOTE (the “Amendment”) is dated this the 30th day of October, 2007, effective as of November 1, 2007 by and among FRED’S, INC., a Tennessee corporation (the “Borrower”), FRED’S STORES OF TENNESSEE, INC. (the “Guarantor”), and REGIONS BANK (the “Lender”).
RECITALS:
     A. The Borrower and the Lender entered into a Credit Agreement (Restated) dated as of April 3, 2000 (as amended and restated from time to time, the “Credit Agreement”). In connection with the Credit Agreement, the Borrower executed that certain Promissory Note in the original principal amount not exceeding $40,000,000, dated April 3, 2000 (as amended and restated from time to time, the “Note”).
     B. The Borrower and the Lender previously entered into: (i) a Modification Agreement (the “First Modification”) dated May 26, 2000; (ii) a Second Modification Agreement (the “Second Modification”) dated April 30, 2002; (iii) a Third Modification Agreement (the “Third Modification”) dated July 31, 2003; (iv) a Fourth Modification Agreement (the “Fourth Modification”) dated June 28, 2004; (v) a Fifth Modification Agreement (the “Fifth Modification”) dated October 19, 2004, effective October 20, 2004; (vi) a Sixth Modification Agreement (the “Sixth Modification”) dated July 29, 2005, effective June 29, 2005; and (vii) a Seventh Modification Agreement dated September 30, 2005, effective October 10, 2005.
     C. The Borrower, the Lender, and the Guarantor desire to amend the Credit Agreement and Note as set forth in this Amendment.
     D. Terms not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
     1. Additional Definition. Section 2.1 of the Credit Agreement concerning “Definitions” is amended by adding the following new definition in the appropriate alphabetical order:
     “Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

     2. Change in Definition. Section 2.1 of the Credit Agreement concerning “Definitions” is amended to delete the prior definition of “Commitment” and the following is substituted in lieu thereof:
     “Commitment” means the sum of $75,000,000. Notwithstanding the use of the term “commitment” with respect to the calculation of fees, the actual amount which the Lender has agreed to lend or provide credit to the Borrower shall be limited to the ratios and conditions in this Credit Agreement.
     3. Revision to Use of Proceeds Provision. Section 3.8 of the Credit Agreement concerning “Use of Loans” is amended to add the repurchase of shares of common stock of Borrower as a permissible use of proceeds of Advances.
     4. Revision of Commitment Amount. Section 4.1 of the Credit Agreement concerning “Commitment” is deleted and the following is substituted in lieu thereof:
     4.1 Commitment. Subject to and upon the terms and conditions herein set forth, the Lender agrees to lend to the Borrower, and the Borrower may borrow from the Lender an amount not exceeding Seventy-Five Million Dollars ($75,000,000.00) (the “Commitment”) the same to be advanced from time to time and repaid in accordance with the terms hereof (the “Loan”). The Loan shall be used to finance its acquisition of inventory, for general business purposes, to repurchase shares of the common stock of Borrower and to generally finance the business operations of the Borrower.
     5. Amendment to Events of Default. Section 9.1.1 of the Credit Agreement is deleted and the following is substituted in lieu thereof:
     9.1.1 Any representation or warranty made by the Borrower herein, in any other Loan Document, or in any certificate or report furnished by Borrower hereunder or thereunder, shall prove to have been incorrect in any material adverse effect when made.
     6. Additional Event of Default. Section 9.1.10 of the Credit Agreement which is a listed Event of Default is deleted and the following is inserted in lieu thereof as an Event of Default:
     9.1.10 A Change in Control with respect to the Borrower or the Guarantor.
     7. Article 10 Amendments. Article 10 of the Credit Agreement entitled “Miscellaneous” is amended by adding the following as Sections 10.14 and 10.15 thereto:
     10.14 Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand) of the Borrower at any time held or other obligations at any time owing by the Lender to or for the credit or the account of the Borrower against any and all Obligations held by the Lender, irrespective of whether the Lender shall have previously made demand hereunder. The Lender agrees promptly to notify the Borrower after any such set-off and any application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
     10.15 USA Patriot Act Notice. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of the Borrower and the Guarantor and other information that will allow the Lender to identify the Borrower and the Guarantor in accordance with the Patriot Act.
     8. Amendment to Note. The Note is amended to revise the principal amount thereof from Fifty Million Dollars ($50,000,000) to Seventy-Five Million Dollars ($75,000,000).
     9. Up-Front Fee. In consideration for the increase of the Commitment pursuant to this Amendment, the Borrower shall pay Lender a fee (“Up-Front Fee”) in an amount equal to five basis points (5 bp) of the amount of the increase set forth herein, equaling the sum of Twelve Thousand Five Hundred and 00/100 Dollars ($12,500.00). The amount shall be pro rated based upon the participation in the Credit Agreement. Bank of America shall receive thirty-seven and one-half of one percent (37.5%) of the fee which equals $4,687.50, and Regions shall receive sixty-two and one-half of one percent (62.5%) of the fee which equals $7,812.50.
     10. Other Documents. All other documents executed and delivered in connection with the Credit Agreement are hereby amended to the extent necessary to conform to this Amendment.
     11. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that:
     (a) Reaffirmation. As of the date of this Amendment and after giving effect to this Amendment, the representations and warranties set forth in Article 3 of the Credit Agreement are true and correct in all material respects (except to the extent that any such representation or warranty relates to a specified earlier date, and except for changes in facts and circumstances that are not prohibited by the terms of the Credit Agreement); and
     (b) No Default. As of the date hereof and after giving effect to this Amendment, no Event of Default has occurred and is continuing.
     12. Payment of Expenses. The Borrower agrees to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment.
     13. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
     14. Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.
     15. Continuing Effect of Other Documents. This Amendment shall not constitute an amendment or waiver of any other provision of the Credit Agreement and Note not expressly referred to herein and, except to the extent that the Credit Agreement and Note has been amended hereby, shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lender. Except as expressly amended, modified or supplemented hereby, the provisions of the Credit Agreement, the Note and the Loan Documents are and shall remain in full force and effect.

     16. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Modification to Credit Agreement (Restated) and Promissory Note as of the day and date first set forth above.

FRED’S, INC., the Borrower
By:	/s/ Jerry A Shore

Title:	Executive Vice-President & Chief Financial Officer

REGIONS BANK, as Lender
By:	/s/ Brian W. Ford

Title:	Senior Vice-President

CONSENT OF GUARANTOR
The undersigned, as Guarantor, hereby executes this Amendment to evidence its consent thereto, as well as the transactions contemplated thereby, and agrees that the Guaranty Agreement dated March 27, 2000, effective April 3, 2000, remains in full force and effect.

FRED’S STORES OF TENNESSEE, INC.
Date: October 30, 2007	By:	/s/ Jerry A. Shore

	Title:	Vice-President